                                                                     EXHIBIT 4.1

                          AMENDMENT TO CREDIT AGREEMENT

         This AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is dated as of September 12, 2002 by and among D & E COMMUNICATIONS, INC., a Pennsylvania corporation (the "Borrower"), the Subsidiaries of the Borrower listed on the signature pages hereto (the "Subsidiary Guarantors" and collectively with the Borrower, the "Loan Parties"), COBANK, ACB, as administrative agent for the Lenders (as defined in the hereinafter defined Existing Credit Agreement) and a Lender (in such capacity, the "Administrative Agent") and each of the Lenders executing a signature page hereto.

                                    RECITALS

         WHEREAS, the Loan Parties, the Administrative Agent and the Lenders are parties to that certain Credit Agreement entered into as of May 24, 2002 (as heretofore amended, the "Existing Credit Agreement"; and as amended by this Amendment, the "Amended Credit Agreement"; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Existing Credit Agreement);

         WHEREAS, the Loan Parties, the Administrative Agent and the Lenders desire to enter into this Amendment to amend certain provisions of the Existing Credit Agreement; and

         NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  AMENDMENTS TO EXISTING CREDIT AGREEMENT

         Subject to the satisfaction of the conditions precedent set forth in
Section 3 of this Amendment, the Loan Parties, the Administrative Agent and the Lenders hereby agree that the Existing Credit Agreement be, and it hereby is, amended as follows:

         1.1 General. Upon and after the date hereof, all references to the Existing Credit Agreement in that document or in any other Loan Document shall mean the Amended Credit Agreement. Except as expressly provided herein, the execution and delivery of this Amendment do not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of, the Existing Credit Agreement, and, except as specifically provided in this Amendment, the Existing Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         1.2 Amendments to Sections 1.2(B) and (G). Each of Sections 1.2(B) and (G) of the Existing Credit Agreement is hereby amended by amending and restating such subsection in its entirety as follows:

                  (B) Applicable Margins. From September 12, 2002 and continuing through the day immediately preceding the first Adjustment Date occurring after November 24, 2002, the applicable Base Rate Margin and LIBOR Margin shall be 3.00% and 4.00% per

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Amendment to Credit Agreement/ D&E

         annum, respectively for the Revolving Loans and Term Loan B, and 3.125% and 4.125% per annum, respectively for the Term Loan A. Commencing on such Adjustment Date, the applicable Base Rate Margin and LIBOR Margin for each Loan shall be for each Calculation Period the applicable per annum percentage set forth in the pricing table below opposite the Total Leverage Ratio of Borrower; provided, that effective upon the occurrence of an Event of Default and until such Event of Default is cured or waived the applicable Base Rate Margin and LIBOR Margin shall be 3.00% and 4.00% per annum, respectively, for the Revolving Loans and Term Loan B, and 3.125% and 4.125% per annum, respectively, for the Term Loan A.

                                  PRICING TABLE

------------------------------------------------------------------------------------------------------------------
                                               Revolving Loans and
                                                   Term Loan B                               Term Loan A
------------------------------------------------------------------------------------------------------------------

                                            Base Rate            LIBOR               Base Rate             LIBOR
       Total Leverage Ratio                  Margin              Margin                Margin              Margin
------------------------------------------------------------------------------------------------------------------
        > Than = To 4.5                      3.00%                4.00%                3.125%              4.125%

------------------------------------------------------------------------------------------------------------------
    > Than = To 4.0 and < 4.5                2.75%                3.75%                2.875%              3.875%

------------------------------------------------------------------------------------------------------------------
    > Than = To 3.0 and < 4.0                2.50%                3.50%                2.625%              3.625%

------------------------------------------------------------------------------------------------------------------
    > Than = To 2.0 and < 3.0                2.00%                3.00%                2.250%              3.125%

------------------------------------------------------------------------------------------------------------------
            < 2.0                            1.75%                2.50%                2.000%              2.625%

------------------------------------------------------------------------------------------------------------------

                  (G) Selection, Conversion or Continuation of Loans; LIBOR and Long-Term Fixed Rate Availability. Provided that no Default or Event of Default has occurred and is then continuing, Borrower shall have the option to (i) select all or any part of a new borrowing to be a LIBOR Loan or, if the Term Loan A, a Long-Term Fixed Rate Loan, in a principal amount equal to $2,000,000 or any whole multiple of $500,000 in excess thereof, or a Base Rate Loan in a principal amount equal to $1,000,000 or any whole multiple of $250,000 in excess thereof, (ii) convert at any time all or any portion of a Base Rate Loan in a principal amount equal to $2,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Loans or, if the Term Loan A, Long-Term Fixed Rate Loans, (iii) upon the expiration of any Interest Period, convert all or any part of any LIBOR or Long-Term Fixed Rate Loan into a Base Rate Loan, and (iv) upon the expiration of its Interest Period, continue any LIBOR or Long-Term Fixed Rate Loan in a principal amount of $2,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR or Long-Term Fixed Rate Loans for such new Interest Period(s) as selected by Borrower, subject to the other provisions herein. Each LIBOR Loan must be made under either the Term Loan A Facility, Term Loan B Facility or the Revolving Loan Facility, but may not be made under more than one concurrently. Each Long-Term

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Amendment to Credit Agreement/ D&E

         Fixed Rate Loan may be made only under the Term Loan A. During any period in which any Default or Event of Default is continuing, as the Interest Periods for LIBOR or Long-Term Fixed Rate Loans then in effect expire, such Loans shall be converted into Base Rate Loans and the LIBOR and Long-Term Fixed Rate options will not be available to Borrower until all Events of Default are cured or waived. Notwithstanding the foregoing, there may be no more than a total of eight (8) Loans outstanding under the Facilities at any one time (including, as a single Loan, all amounts under a single Facility accruing interest at the Base Rate).

         1.3 Amendment to Section 3.12. Section 3 of the Existing Credit Agreement is amended by adding to the end of such Section the following new Subsection 3.12:

                  3.12 CLEC Buildout. Borrower will not and will not permit any of its Subsidiaries to make any expenditures of any kind, including, without limitation, capital expenditures, operating expenses or other expenses under GAAP, related to the operation of a competitive local exchange carrier (CLEC), except in the Existing CLEC Markets, until such time as (i) the Excess Cash Flow from the Existing CLEC Markets determined on an aggregate basis is positive for at least (2) consecutive quarters; (ii) there exists at the time of any proposed CLEC expansion no currently existing Event of Default; (iii) the Borrower's Total Leverage Ratio is less than 3.50:l.00 for the two (2) consecutive quarters immediately preceding such proposed expansion; and
         (iv) the Borrower has delivered to the Administrative Agent a business plan and Projections for such expansion which demonstrate, based on reasonable assumptions, that (A) such business plan is fully funded with the liquidity resources then available to the Borrower and without need of additional financing, other than the Loans; (B) the Borrower will be in compliance with all covenants in Subsections 4.1 through 4.5 for the next succeeding twelve (12) calendar months after giving effect to such proposed expansion; and (C) the Borrower's Total Leverage Ratio, determined on a consolidated basis, will be less than 3.50:1.00 for the next succeeding twelve (12) calendar months after giving effect to such proposed expansion; provided, however, this covenant shall not restrict the Borrower or any of its Subsidiaries from making any expenditure in any Existing CLEC Market; provided, further, any Loan Party may continue to serve customers located outside of the Existing CLEC Markets who were customers of such Loan Party as of September 12, 2002 and who do not, in the aggregate, account for a material portion of the revenues from the CLEC operations of the Loan Parties.

         1.4 Revised Exhibit 4.6(C). Exhibit 4.6(C) to the Existing Credit Agreement is amended by amending and restating such exhibit as set forth on Exhibit A hereto.

         1.5 Amendment to Section 5.13(B). Subsection 5.13(B) of the Existing Credit Agreement is hereby amended by amending and restating such Subsection in its entirety as follows:

                  (B) The Licenses are valid and in full force and effect without conditions except for such conditions as are generally applicable to holders of such Licenses. Except as set forth on Schedule 5.13(B), no event has occurred and is continuing which

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Amendment to Credit Agreement/ D&E

         could reasonably be expected to (i) result in the imposition of a forfeiture or the revocation, termination or adverse modification of any such License or (ii) materially and adversely affect any rights of any Loan Party or its Subsidiaries or any other holder thereunder. Except as set forth on Schedule 5.13(B), each Loan Party has no reason to believe and has no knowledge that any License will not be renewed in the ordinary course. Neither any Loan Party nor any of its Subsidiaries is a party to any investigation, notice of violation, order or complaint issued by or before the FCC, and there are no proceedings pending by or before the FCC which could in any manner threaten or adversely affect the validity of any License.

         1.6 Amendment to Section 9.2. Subsection 9.2 of the Existing Credit Agreement is hereby amended by amending and restating such Subsection in its entirety as follows:

                  9.2 Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Notes or any of the other Loan Documents, or consent to any departure by Loan Parties therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower and Requisite Lenders (or Administrative Agent, if expressly set forth herein, in any Note or in any other Loan Document); provided, that except to the extent permitted by any applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (i) increase any Lender's Pro Rata Share of any Loan Commitment; (ii) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (iii) extend the Revolving Loan Expiration Date, the Term Loan A Maturity Date or Term Loan B Maturity Date or extend the date on which any Obligation is to be paid; (iv) change the aggregate unpaid principal amount of the Loans; (v) change the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (vi) release Collateral (except if the release of such Collateral is permitted under and effected in accordance with, including any consents and approvals required therein, Subsection 8.2(I) or any other Loan Document) or any guaranty of the Obligations (except to the extent expressly contemplated thereby);
         (vii) amend or waive this Subsection 9.2 or the definitions of the terms used in this Subsection 9.2 insofar as the definitions affect the substance of this Subsection 9.2; and (viii) consent to the assignment, delegation or other transfer by any Loan Party or its Subsidiaries of any of its rights and obligations under any Loan Document; provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Administrative Agent under any Loan Document shall in any event be effective, unless in writing and signed by Administrative Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Subsection 9.2 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by Borrower, on Loan Parties.

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Amendment to Credit Agreement/ D&E

         1.7 Amendment to Subsection 10.1. Subsection 10.1 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

                  "Excess Cash Flow" means, for any fiscal quarter, (i) Operating Cash Flow for such fiscal quarter minus (ii) the sum of (a) Fixed Charges, (b) net changes in working capital for such quarter and
         (c) voluntary reductions of the Revolving Loan Commitment under Subsection 1.6(C); provided, however, corresponding voluntary prepayments of Revolving Loans are made as described in Subsection 1.7(A).

                  "Existing CLEC Markets" means the following markets in Pennsylvania in which the Loan Parties operate a competitive local exchange carrier and includes branches or affiliates of CLEC customers in such markets located outside of such markets: Lancaster, Harrisburg, Reading, Altoona, Pottstown, State College and Williamsport.

                  "Fixed Charges" means the sum of (i) scheduled principal payments, (ii) interest expense, (iii) income taxes, (iv) capital expenditures and (v) dividends and distributions to shareholders.

                  "Intercreditor Agreement" means the Intercreditor Agreement, dated as of September 12, 2002, among Administrative Agent, CoBank and the Lenders, as amended, restated or otherwise modified.

                  "Loan Commitment" and "Loan Commitments" mean, individually, each of the Revolving Loan Commitment, the Term Loan A Commitment and the Term Loan B Commitment, and collectively, the Revolving Loan Commitment, Term Loan A Commitment and the Term Loan B Commitment, as each such commitment is reduced from time to time as provided in this Agreement.

                  "Long-Term Fixed Rate Loan" means a Term Loan A accruing interest at a rate determined by reference to the Long-Term Fixed Rate.

SECTION 2.  REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Loan Parties hereby represents and warrants to the Administrative Agent and the Lenders as follows:

         2.1 Authorization of Amendment, Etc. Each Loan Party has the right and power, and has taken all necessary action, to authorize it to execute, deliver and perform its obligations under this Amendment in accordance with its terms. This Amendment has been duly executed and delivered by each Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms.

         2.2 Compliance of Amendment with Laws, Etc. The execution, delivery and performance of this Amendment in accordance with its terms do not and will not, by the passage

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Amendment to Credit Agreement/ D&E

of time, the giving of notice or otherwise, require any governmental approval or violate any applicable law relating to any Loan Party;

                  (a) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation or bylaws of any Loan Party, any material provisions of any indenture, agreement or other instrument to which such Loan Party is a party or by which such Loan Party or any of its properties may be bound or any governmental approval relating to such Loan Party, or

                  (b) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party.

         2.3 Representations in Credit Agreement. After giving effect to revisions to the Schedules to the Credit Agreement set forth on Schedule A to the Joinder Agreement of CEI Networks, Inc., dated as of even date herewith, all of the representations and warranties set forth in the Amended Credit Agreement, will be accurate in all material respects as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such date.

SECTION 3.  EFFECTIVENESS

         This Amendment shall become effective upon the satisfaction in full of each of the following conditions precedent:

         3.1 Executed Amendment. This Amendment shall have been duly authorized and executed by the parties hereto, shall be in full force and effect, no default shall exist hereunder and original counterparts thereof shall have been delivered to the Administrative Agent.

         3.2 Payment of Fees. The Loan Parties shall reimburse the Lenders and the Administrative Agent for all costs associated with the negotiation, execution, enforcement and administration of this Amendment, including, without limitation, all reasonable attorneys' fees, costs and expenses incurred by the Lenders and the Administrative Agent.

SECTION 4.  MISCELLANEOUS

         4.1 Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Amendment or its terms to produce or account for more than one of such counterparts.

         4.2 Construction. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

         4.3 Governing Law. This amendment shall be governed by, construed and enforced in accordance with the laws of the State of Colorado, without reference to the conflicts or choice of law principles thereof.

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Amendment to Credit Agreement/ D&E

         4.4 Successors and Assigns. This amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                         [Signatures Begin on Next Page]

         Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                              D & E COMMUNICATIONS, INC., as Borrower

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Sr. VP, CFO & Treasurer

                              THE DENVER AND EPHRATA TELEPHONE & TELEGRAPH
                              COMPANY, as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Vice President & Treasurer

                              D&E NETWORKS, INC., as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   VP, Secretary & Treasurer

                              D & E WIRELESS, INC., as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Vice President & Treasurer

                              D & E SYSTEMS, INC., as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Vice President & Treasurer

                    [Signatures continued on following page.]

                              D & E INVESTMENTS, INC., as a Subsidiary
                              Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Vice President & Treasurer

                              D & E VENTURES, INC., as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   CFO, Secretary & Treasurer

                              D&E MANAGEMENT SERVICES, INC., as a
                              Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   VP, Secretary & Treasurer

                              PCS LICENSES, INC., as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   VP, Secretary & Treasurer

                              CONESTOGA ENTERPRISES, INC., as a Subsidiary
                              Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Secretary & Treasurer

                    [Signatures continued on following page.]

                              THE CONESTOGA TELEPHONE AND
                              TELEGRAPH COMPANY, as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Vice President & Treasurer

                              BUFFALO VALLEY TELEPHONE COMPANY, as a
                              Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Vice President & Treasurer

                              CONESTOGA MOBILE SYSTEMS, INC., as a
                              Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Vice President & Treasurer

                              CONESTOGA WIRELESS COMPANY, as a
                              Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Vice President & Treasurer

                              CONESTOGA INVESTMENT CORPORATION, as a
                              Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   Vice President & Treasurer

                    [Signatures continued on following page.]

                              INFOCORE, INC., as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E.Morell
                                     Title:   VP, Secretary & Treasurer

                              TELEBEAMUSA, INC., as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   VP, Secretary & Treasurer

                              CEI NETWORKS, INC., as a Subsidiary Guarantor

                              By:    /s/      Thomas E. Morell
                                 ------------------------------------------
                                     Name:    Thomas E. Morell
                                     Title:   VP, Secretary & Treasurer

                    [Signatures continued on following page.]

                              COBANK, ACB, as Administrative Agent and a Lender

                              By:    /s/      Christopher J. Motl
                                 ------------------------------------------
                                     Name:    Christopher J. Motl
                                     Title:   Vice President

                              GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender

                              By:    /s/      Molly S. Fergusson
                                 ------------------------------------------
                                     Name:    Molly S. Fergusson
                                     Title:   Manager of Operations

                              SUNTRUST BANK, as a Lender

                              By:    /s/      J. Eric Millham
                                 ------------------------------------------
                                     Name:    J. Eric Millham
                                     Title:   Director

                              WEBSTER BANK, as a Lender

                              By:    /s/      Elisabeth V. Piker
                                 ------------------------------------------
                                     Name:    Elisabeth V. Piker
                                     Title:   Vice President

                              BANK OF LANCASTER COUNTY, as a Lender

                              By:    /s/      Randall M. Johnston
                                 ------------------------------------------
                                     Name:    Randall M. Johnston
                                     Title:   Vice President

                              NATIONAL CITY BANK, as a Lender

                              By:    /s/      Jon W. Peterson
                                 ------------------------------------------
                                     Name:    Jon W. Peterson
                                     Title:   Senior Vice President

                              FULTON BANK, as a Lender

                              By:    /s/      William T. Kepler
                                 ------------------------------------------
                                     Name:    William T. Kepler
                                     Title:   Vice President

         IN WITNESS WHEREOF, I have executed this Compliance Certificate as of September, 12, 2002.

                                     /s/      Thomas E. Morell
                               --------------------------------------------
                               [CHIEF EXECUTIVE OFFICER/CHIEF FINANCIAL OFFICER]
                                D & E Communications, Inc.